Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No.'s 333-33580, 333-349299, and 333-34867 of Sentry Technology Corporation on Form S-8 of our report dated March 27, 2001 appearing in this Annual Report on Form 10-K of Sentry Technology Corporation for the year ended December 31, 2000.

/s/ DELOITTE & TOUCHE LLP
Jericho, New York
March 27, 2001